Exhibit 10.1

PLEDGE AND ASSIGNMENT AGREEMENT

This PLEDGE AND ASSIGNMENT AGREEMENT (this “Pledge Agreement”) is made as of the 31st day of August, 2009 by and between BTU INTERNATIONAL, INC., a Delaware corporation, with its chief executive office, principal place of business and mailing address at 23 Esquire Road, North Billerica, Massachusetts 01862 (the “Assignor”), and SOVEREIGN BANK, with an office at 75 State Street, Boston, Massachusetts 02109 (together with its successors and assigns the “Assignee”).

WHEREAS, the Assignor and Assignee have been parties to a revolving line of credit facility, evidenced by among other things, an Amended and Restated Loan Agreement dated December 31, 2006, as amended (the “Loan Agreement”), and various other loan documents, including, without limitation, a Pledge Agreement (the “Prior Pledge Agreement”) dated as of March 31, 2009 (collectively, the “Prior Loan Documents”); and

WHEREAS, the parties hereto have agreed to terminate the Loan Agreement and other Prior Loan Documents, but the Assignee has issued various letters of credit on behalf of the Assignor, and the Assignor desires that the Assignee continue to issue additional letters of credit, and the Assignee requires the pledge of cash collateral to secure the repayment obligations arising from the Assignee’s issuance of all such letters of credit;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements and covenants set forth herein, the Assignor and the Assignee agree as follows:

1. The Assignor represents and warrants to the Assignee that the execution and delivery of this Pledge Agreement and the making of the assignment referred to herein (i) constitutes the valid and legally binding obligations of the Assignor which do not violate any provision of law, any order of any court or other agency of government, or any other applicable documents, or any indenture, agreement or other instrument to which the Assignor is a party or by which it is bound, and (ii) do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

2. Each reference herein to:

(a) “Obligations” shall mean all indebtedness and liabilities whatsoever of the Assignor to Assignee, whether direct, indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, (i) all indebtedness and obligations evidenced by, arising from or related to applications and agreements for standby letters of credit and other reimbursement agreements in connection with letters of credit (each a “Letter of Credit Agreement”), (ii) covered overdrafts and (iii) any and all interest and collection expenses, including, without limitation, reasonable attorneys’ fees, associated with the foregoing.

(b) “Assigned Deposits” shall mean: (i) all sums deposited or to be deposited in a deposit account numbered 000060504939756 in the name of the Assignor (the “Account”) held by the Assignee, (ii) any deposit account which may replace the Account, (iii) any certificates of deposit, money market accounts, or any other investments or investment property or financial asset, arising from or related to the Assigned Deposits, (iv) all cash, securities, certificated securities, security entitlements, income, interest, dividends, proceeds and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for, or in lieu of any or all of the Assigned Deposits, and the instruments evidencing such indebtedness, together with the interest coupons (if any) attached thereto, and all cash, securities, income, interest, dividends, proceeds and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, and (v) all replacements thereof, substitutions therefor, investment proceeds thereof, and all interest thereon, including without limitation, any interest or earnings credited or to be credited to the Assigned Deposits.

(c) “Letters of Credit” shall mean all of the outstanding letters of credit which have been heretofore issued by the Assignee on behalf of the Assignor as described on Exhibit A to this Pledge Agreement and all letters of credit hereafter issued by the Assignee on behalf of the Assignor (each, a “Letter of Credit”).

3. As security for all of the Obligations, the Assignor hereby assigns and pledges to the Assignee all of the Assignor’s right, title and interest in the Assigned Deposits, and grants to the Assignee, a security interest therein, and agrees that until satisfaction in full of all Obligations, the Assignee shall have and possess the entire right, title and interest in and to the Assigned Deposits. The Assignor agrees that the Assignee is hereby authorized to deduct directly from the Assigned Deposits all amounts due to the Assignee under any Letter of Credit Agreement or this Pledge Agreement, without prior notice or any authorization from the Assignor. The Assignor further agrees that (i) in the event that the Assignor fails to pay to the Assignee any of the Obligations when due, or (ii) if a default occurs hereunder, or (iii) an event of default occurs under the any Letter of Credit Agreement or this Pledge Agreement, the Assignee shall have and possess a complete right to apply the then remaining Assigned Deposits in the following order:

(a)	to the expense of disposing of the Assigned Deposits, including without limitation reasonable attorneys’ fees and any prepayment fees related thereto; and

(b)	to the satisfaction of the Obligations.

The Assignee is hereby authorized to file UCC financing statements and amendments thereto and continuations thereof, and any other related filings, in the name of the Assignor without any signature of Assignor to further evidence the Assignee’s interest in the Assigned Deposits, to the extent deemed necessary or appropriate by Assignee. The parties agree that the Assignor shall at all times be deemed the owner of the Assigned Deposits, subject to the terms and conditions of this Pledge Agreement.

4. Notwithstanding anything contained in this Agreement to the contrary, as each Letter of Credit expires and the Assignee no longer has any liability under such Letter of Credit, at the written request of the Assignor, the Assigned Deposits shall be reduced to an amount which is equal to the aggregate of (i) one hundred percent (100%) of the Assignee’s liability under the remaining outstanding Letter(s) of Credit and (ii) all other Obligations. Upon termination of this Pledge Agreement, the Assignee shall account to the Assignor for any surplus related to the Assigned Deposits which remains.

5. By executing this Pledge Agreement, Assignor acknowledges that as of the date hereof, it has divested itself of control over the Assigned Deposits and that Assignee is entitled to, and does in fact control the Assigned Deposits and is entitled to receive the benefits accruing with respect thereto. The Assignor surrenders all authority or right to withdraw, collect or receive the benefits of the Assigned Deposits. Upon the maturity of any of the Assigned Deposits, Assignee shall reinvest the Assigned Deposits in an investment of Assignee’s choice. With respect to any reinvestments, so long as Assignee acts in good faith and in accordance with this Pledge Agreement, Assignor releases Assignee from all liability and covenants not to sue Assignee.

6. This Pledge Agreement is irrevocable so long as any Obligations are outstanding and shall terminate only upon (i) the expiration of the Letters of Credit with no liability to the Assignee and payment in full of all Obligations, whether arising by virtue of the Assignee’s issuance of the Letters of Credit, or otherwise, or (ii) the Assignee’s acknowledgement in writing that this Pledge Agreement has terminated. The Assignee shall carry the Assigned Deposits on its books in the Assignor’s name. All items of income, gain, expense and loss recognized in the Assigned Deposits shall be reported to the Internal Revenue Service and all state and local taxing authorities under the names and taxpayer identification numbers of the Assignor. Upon termination of this Pledge Agreement, the Assignee shall reassign the then remaining Assigned Deposits to the Assignor.

7. This Pledge Agreement is executed under and shall be construed in accordance with the local laws of the Commonwealth of Massachusetts. No delay or omission on the Assignee’s part in exercising any right hereunder shall operate as a waiver of such right. The wavier on one occasion shall not be construed as a bar or a waiver of any such right or remedy on any further occasion.

8. The Assignor waives presentment, demand, protest and notice of dishonor of any and all of the Obligations and any other notice whatsoever. This Pledge Agreement shall be binding on the Assignor and its successors and assigns and shall inure to the benefit of the Assignee and its successors and assigns. This Pledge Agreement and any provision hereof may not be amended, waived or terminated except by a written instrument signed by Assignor and Assignee.

9. The Assignee is authorized in its discretion to give notice of this Pledge Agreement and the assignment provided for herein to any party.

10. THE ASSIGNOR AND ASSIGNEE EACH HEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF A DISPUTE ARISING FROM THIS PLEDGE AGREEMENT, ANY LETTER OF CREDIT AGREEMENT OR ANY RELATED MATTER.

11. The undersigned agree that facsimile or scanned signatures shall be deemed originals for all purposes. This Pledge Agreement may be executed in counterparts and collectively shall be deemed to be one instrument.

12. This Pledge Agreement replaces and supercedes the Pledge and Assignment Agreement dated as of March 31, 2009 between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement under seal as of the date first above written.

ASSIGNOR:
BTU INTERNATIONAL, INC.

/s/ Thaddee O. Gaudette	By:	/s/ T. Kealy
Witness		Name:	T. Kealy
		Title:	Vice President, Controller

ASSIGNEE:
SOVEREIGN BANK

	By:	/s/ Jorge A. Schwarz
Jorge A. Schwarz
Senior Vice President

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